EXHIBIT 10.33

AGREEMENT

This Agreement (“Agreement”) is made and entered into as of October 31, 2021 (“Effective Date”) by and between 1221 Capital Partners, LLC (“1221”), and eCombustible Products Holdings, LLC (“Company”).

WITNESSETH:

WHEREAS, 1221 has identified multiple potential sources of financing for the Company, including, but not limited to, Aon and the U.S. International Development Financing Corporation (“Financing Sources”); and

WHEREAS, Company desires to compensate 1221 in the event that one or more of the Financing Sources identified by 1221 provides financing for the Company or its affiliates in the aggregate of $15,000,000.00 or more (a “Transaction” or “Transactions”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Parties agree as follows:

1. Obligations of 1221: 1221 has introduced Company to Financing Sources as a source of debt capital. 1221 has coordinated meetings between Financing Sources and Company and assisted Company in analyzing the benefits of a potential financing transaction with the Financing Sources. 1221 will continue to assist Company with the ongoing discussions with Financing Sources with the goal of completing a Transaction. In the event that the Company closes a Transaction or Transactions with one or more Financing Sources identified by 1221 in the aggregate amount of $15,000,000.00 or more, the Company shall pay 1221 an introduction fee in the amount of Five-Hundred Thousand Dollars ($500,000.00) (“Introduction Fee”) out of the closing proceeds of such Transaction or Transactions. For purposes of clarity, 1221 shall be entitled to one Introduction Fee irrespective of the number of consummated Transactions and the Introduction Fee will not be paid until the aggregate amount of the Transactions reaches $15,000,000.00. If Company does not consummate a Transaction or Transactions with a Financing Source or Financing Sources identified by 1221 in the aggregate amount of $15,000,000.00 or more than Company will not owe 1221 the Introduction Fee.

2. Company Discretion: Company, in its sole discretion, shall determine the manner in which any relationship with Financing Sources shall proceed and be managed. Further, Company, in its sole discretion, shall determine whether to consummate a Transaction with Financing Sources.

3. Further Obligations of The Parties:

a. Except as otherwise stated herein, each party will bear all of its own costs and expenses associated with its performance of this Agreement. In no event will either party be liable for any expense incurred by the other unless previously agreed in writing.

b. Each party represents and warrants to the other that it: (i) has all requisite corporate or company power and authority to enter into this Agreement; (ii) is duly authorized by all requisite action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and that the same do not and will not conflict with or cause a default with respect to its obligations under any other agreement; (iii) has duly executed and delivered this Agreement; and (iv) this Agreement is enforceable against it in accordance with its terms.

4. Relationship of Parties: The parties hereto expressly understand and agree that each party is an independent contractor in the performance of each and every part of this Agreement and is solely responsible for all of its employees and agents, its labor costs and expenses arising in connection therewith and for any and all claims, liabilities or damages or debts of any type whatsoever that may arise on account of that party’s activities, or those of its employees or agents, in the performance of this Agreement. 1221 does not have the authority, right or ability to bind or commit Company in any way and will not attempt to do so or imply that it may do so. Neither party shall have any right to exercise any control whatsoever over the activities or operations of the other, and it is expressly understood that 1221’s sole activity is set forth in Paragraph 1 of this Agreement, and 1221 is not performing any other activities pursuant to this Agreement and the Company has the sole right to determine whether to contract or agree with, perform services for and/or provide products to Financing Sources.

5. Confidential Information:

a. The parties acknowledge that, in the course of performing the duties under this Agreement, each party may obtain (the “Receiving Party”) Confidential Information of the other party (the “Disclosing Party”). “Confidential Information” means all proprietary information or information marked “confidential”, whether written or oral, disclosed directly or indirectly by the Disclosing Party or by any of its affiliates or representatives, through any means of communication, including by observation of the Receiving Party, any of its affiliates or representatives, except any portion thereof which, as proven by documentary evidence: (i) is known to Receiving Party before receipt thereof under this Agreement; (ii) is disclosed to Receiving Party by a third party who is not known by the Receiving Party to be under an obligation of confidentiality to the Disclosing Party hereunder with respect to such information; (iii) is or becomes generally known in the trade or publicly through no fault of Receiving Party; or (iv) is independently developed by Receiving Party, without access to the Disclosing Party’s Confidential Information. Except as required to perform its obligations under this Agreement, Receiving Party shall not use or disclose any Confidential Information without the prior written consent of Disclosing Party. Receiving Party shall use commercially reasonable care to protect any Confidential Information in its possession, including ensuring that any employees and contractors with access to such Confidential Information have agreed not to disclose the Confidential Information. Receiving Party shall bear the responsibility for any breaches of confidentiality by its employees, contractors or other representatives. Within fifteen (15) days after a request by Disclosing Party (which may be made in Disclosing Party’s sole discretion), Receiving Party shall either return to Disclosing Party all originals and copies of any Confidential Information or destroy the same. Neither party may disclose the existence or terms of this Agreement without the prior written consent of the other party, except to the extent required by applicable law.

b. Nothing herein shall prevent either party from disclosing all or part of the Confidential Information of the other as necessary pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law; provided, that prior to any such disclosure, Receiving Party shall use reasonable efforts to (i) promptly notify Disclosing Party in writing of such requirement to disclose, and (ii) at Disclosing Party’s expense, cooperate fully with Disclosing Party in protecting against any such disclosure including Disclosing Party seeking to obtain a protective order. Receiving Party may comply with any such court order or other legal requirement, but any Confidential Information so disclosed shall continue to be treated as Confidential Information hereunder.

c. Money damages will not be an adequate remedy if this Section 5 is breached and, therefore, the non-breaching party, in addition to any other legal or equitable remedies, shall be entitled to seek an injunction or similar equitable relief against such breach or threatened breach.

6. Miscellaneous:

a. Neither party may assign its rights or obligations hereunder or this Agreement, in whole or in part, outright or by way of collateral assignment, without the written consent of the other party; provided, that either party may assign all, but not less than all, of its rights and obligations hereunder to a successor in interest of all or substantially all of the business of that party, whether by sale of assets, reorganization, merger or otherwise provided that such successor shall first confirm in writing its assumption of all obligations of the assignor. Any assignment in contravention of this provision is null and void. This Agreement shall be binding upon and inure to the benefit of the successors and assigns (whether by operation of law, merger, change of control or otherwise) of the parties.

b. If any provision or portion of this Agreement is held to be illegal or unenforceable, that provision or portion shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect, and enforceable consistent with the parties’ original intent. For the avoidance of doubt, the invalidity or unenforceability of any provision or portion of this Agreement shall not affect the validity and enforceability of the other provisions hereof.

c. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of both parties.

d. This Agreement is governed by and is to be interpreted and enforced in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of laws rules or provisions that would cause the application of the laws of any jurisdiction other than the state of Florida. Each party hereby irrevocably and unconditionally submits all disputes arising under this agreement to arbitration in Miami, Florida before a single arbitrator of the American Arbitration Association (“AAA”). The arbitration shall be in English and the arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in Florida. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent the party from obtaining an injunction in the Florida State or Federal Courts located in Miami, Florida. The arbitrator shall enter an award in writing detailing his or her consideration of the relevant facts, the basis and reason for the decision, and his or her adherence to the applicable law. This written decision shall be entered within thirty (30) days after the matter is finally submitted to the arbitrator, and a copy thereof shall be delivered to each party by certified mail and email. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All proceedings under this section are private and confidential, and the arbitrator’s decision shall be final and binding.

e. Each party has not and, to the party’s officers, managers and/or controlling parties’ knowledge, none of its officers, managers, members, employees, representatives or agents at any time during the last five (5) years have, directly or indirectly, (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or other governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof (as applicable). Neither party nor any of its officers, managers, members, employees, representatives or agents has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation subject to applicable exceptions and affirmative defenses.

f. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous agreements, whether written or verbal. This Agreement may be executed by the parties hereto by facsimile signature or PDF signature, in counterparts, or by separate signature page or instrument, each of which shall be considered an original, and all of which shall together constitute but one and the same agreement.

[signatures on following page]

In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

1221 CAPITAL PARTNERS, LLC	ECOMBUSTIBLE PRODUCTS HOLDINGS, LLC

By: /s/ Thomas Staz	By:	/s/ James M. Driscoll
Name: Thomas Staz		Name: James M. Driscoll
Title: Authorized Signatory		Title: Chief Operating Officer

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